UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 6, 2015

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015 (the “Commencement Date”), Interleukin entered into an Executive Employment Agreement (the “Agreement”), pursuant to which Mark B. Carbeau has been appointed as the Company’s Chief Executive Officer. Mr. Carbeau has also been appointed as a member of the Company’s Board of Directors.

Mr. Carbeau, age 54, has over three decades of business expertise in the life science industries. Prior to joining Interleukin, from December 2013 to March 2015, Mr. Carbeau was CEO of Diagnostyx, a technology-based healthcare company focused on intelligent drug infusion systems that he co-founded. Prior to Diagnostyx, from January 2010 to June 2013, Mr. Carbeau served as CEO of PolyRemedy®, a technology enabled services business that combines health information technology with personalized therapeutics to improve wound healing outcomes. From January 2008 to October 2009, Mr. Carbeau was the President and CEO of HyperMed, Inc., a commercial stage medical device and diagnostics company using novel hyperspectral imaging technology. Prior to HyperMed, Mr. Carbeau served as President USA of Kinetic Concepts, Inc. Prior to that, Mr. Carbeau served as Vice President, Corporate Development at OraPharma, Inc., during its commercial launch of a periodontal therapeutic, a successful IPO, and the eventual sale of the company to Johnson & Johnson. Mr. Carbeau also founded CM Partners, a strategic life science consulting firm, and was a member of The Boston Consulting Group. Mr. Carbeau began his career serving in various sales, marketing and manufacturing roles with Eli Lilly and Company. He holds a B.S. in Industrial Engineering from Pennsylvania State University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Pursuant to the Agreement, Mr. Carbeau will receive an initial annual base salary of $365,000 per year and is eligible to receive an annual bonus at a target amount of 35% of his base salary, with a stretch bonus opportunity of 150% of the target bonus. Under the terms of the Agreement, Mr. Carbeau has been granted options to purchase up to 14,245,227 shares of Interleukin’s common stock (the “Options”) at an exercise price of $0.1525 per share (the closing price of the common stock on April 6, 2015). The Options will vest as to 25% of the shares on the first anniversary of the Commencement Date, and as to an additional 2.083% of the shares on the last day of each successive month thereafter, provided that he remains employed by Company on the vesting date.

The Agreement provides that if Mr. Carbeau’s employment with the Company is terminated by the Company without Cause (as defined in the Agreement) or by Mr. Carbeau for Good Reason (as defined in the Agreement), subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to (i) severance payments equal to 12 months of base salary and (ii) continuation of medical benefits for up to 12 months. In addition, if within one year following a Change of Control (as defined in the Agreement), Mr. Carbeau’s employment with the Company is terminated by the Company without Cause or by Mr. Carbeau for Good Reason, subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to (i) severance payments equal to 12 months of base salary, (ii) continuation of medical benefits for up to 12 months and (iii) acceleration of the vesting of all outstanding unvested equity awards.

As a condition of employment, Mr. Carbeau has entered into a non-competition/non-solicitation agreement pursuant to which he has agreed not to compete with Interleukin or to solicit customers or employees of Interleukin for a period of 12 months after the termination of his employment.

There are no family relationships between Mr. Carbeau and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Carbeau.

The foregoing is a summary description of the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Effective upon Mr. Carbeau’s appointment as Chief Executive Officer, Dr. Kenneth S. Kornman resigned as Chief Executive Officer. Dr. Kornman will continue to serve as Interleukin’s President and Chief Scientific Officer.

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 17, 2013, Interleukin Genetics, Inc. (the “Company” or “Interleukin”) entered into a Common Stock Purchase Agreement (as amended to date, the “2013 Purchase Agreement”) with various accredited investors (the “2013 Purchasers”), pursuant to which Interleukin sold securities to the 2013 Purchasers in a private placement transaction. Under the terms of the 2013 Purchase Agreement, the number of director’s on the Company’s Board of Directors (the “Board”) is set at seven (7), and certain stockholders of the Company, including Pyxis Innovations, Inc. (“Pyxis”) (a wholly-owned subsidiary of Alticor, Inc.) and Bay City Capital Fund V, L.P. (“Bay City”), have the right to designate representatives to the Board. On April 6, 2015, the Company, Pyxis, Bay City and certain other 2013 Purchasers entered into the Third Amendment to the 2013 Purchase Agreement to allow the number of directors on the Board to be increased to eight (8) and to appoint Mr. Carbeau to fill the opening created thereby. A copy of the Third Amendment is filed as Exhibit 10.2 hereto and incorporated by reference herein.

On December 23, 2014, Interleukin entered into a Securities Purchase Agreement (the “2014 Purchase Agreement”) with various accredited investors (the “2014 Purchasers”), pursuant to which Interleukin sold securities to the 2014 Purchasers in a private placement transaction. Under the terms of the 2014 Purchase Agreement, the number of director’s on the Board is set at seven (7), and certain stockholders of the Company, including Pyxis and Bay City, have the right to designate representatives to the Board. On April 6, 2015, the Company, Pyxis, Bay City and certain other 2014 Purchasers entered into the First Amendment to the 2014 Purchase Agreement to allow the number of directors on the Board to be increased to eight (8) and to appoint Mr. Carbeau to fill the opening created thereby. A copy of the First Amendment is filed as Exhibit 10.3 hereto and incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities.

Of the Options granted to Mr. Carbeau, Options to purchase 2,622,948 shares of common stock were issued pursuant to the Interleukin 2013 Employee, Director and Consultant Equity Incentive Plan, and are registered pursuant to an effective Registration Statement on Form S-8. The remaining Options to purchase 11,622,279 shares of common stock were unregistered and were issued in reliance on Section 4(a)(2) of the Securities Act.

ITEM 8.01	Other Events

On April 7, 2015, the Company issued a press release announcing the appointment of Mr. Carbeau as Chief Executive Officer and as a director. A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Executive Employment Agreement, dated April 6, 2015, between Interleukin Genetics, Inc. and Mark B. Carbeau.

10.2	Third Amendment, dated April 6, 2015, to Common Stock Purchase Agreement, dated May 17, 2013.

10.3	First Amendment, dated April 6, 2014, to Securities Stock Purchase Agreement, dated December 23, 2014.

99.1	Press release dated April 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: April 8, 2015	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer